UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 13, 2020

Axos Financial, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37709	33-0867444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
 9205 West Russell Road, STE 400, Las Vegas, NV                  89148
(Address of principal executive offices)                    (zip code)
Registrant’s telephone number, including area code: (858) 649-2218

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.01 par value	AX	New York Stock Exchange
6.25% Subordinated Notes Due 2026	AXO	New York Stock Exchange

Not Applicable

(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐                                    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01     Regulation FD Disclosure.

Axos Financial, Inc. (the "Registrant", “we” or “our”) previously disclosed that because our assets exceeded $10 billion on December 31, 2019, we are no longer exempt from the provisions of the Dodd-Frank Act known as the “Durbin Amendment” and effective July 1, 2020, our wholly-owned subsidiary, Axos Bank, will need to limit the amount of interchange fees that it can charge. Axos Bank’s Program Management Agreement (“PMA”)with H&R Block, which expires on June 30, 2022, may be terminated by H&R Block prior to such expiration date if Axos Bank does not agree to compensate H&R Block for the reduction in interchange fees that H&R Block will receive from the Emerald Card® in 2021 and 2022 due to the application of the Durbin Amendment.

Subsequently, on March 2, 2020 in our Form 8-K filed on March 2, 2020, we disclosed that Axos Bank did not enter into an agreement to compensate H&R Block by February 28, 2020 as required under the PMA, thereby providing H&R Block with the unilateral right to terminate early the PMA covering the Emerald Card, Emerald Advance and Refund Transfer products as well as administrative fees.

On May 13, 2020, H&R Block informed the Registrant that it is their intent to exercise their right to terminate the PMA pursuant to a formal termination letter effective on or after July 1, 2020. Until a formal termination letter is received by us, there will be no changes in the parties’ obligations under the PMA.

Assuming i) a formal termination letter is received by Registrant on or after July 1, 2020, and ii) the transaction volumes of activity for Emerald Card, Emerald Advance and Refund Transfer products for fiscal 2021 are similar to fiscal 2020 and iii) there are no payments to Registrant for transition services performed for H&R Block or the new bank, the potential impact on our operating results would be a reduction in net operating income (revenue, less expense, less income tax) for Emerald Card, Emerald Advance and Refund Transfer Products and administrative fees of approximately $21.0 million or $0.35 per diluted share for fiscal 2021.

In addition, the proposed termination of the PMA does not address the Refund Advance product, which is renewable annually. Assuming i) H&R Block elects to use another bank for Refund Advance, and ii) the transaction volumes and pricing for the Refund Advance product for fiscal 2021 are similar to fiscal 2020 and iii) there are no payments to Registrant for transition services performed for H&R Block or the new bank, the potential impact on our operating results would be an additional reduction in net operating income (revenue, less expense, less income tax) for Refund Advance of approximately $10.0 million or $0.17 per diluted share for fiscal 2021.

The actual outcome and the impact on our operating results may vary from those examples assumed above given the uncertainty of the terms and the execution of new agreements that H&R Block intends to seek.

This Item 7.01 of Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended (“Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing. The furnishing of the information under this item is not intended to, and does not, constitute a determination or admission by the Registrant that the information under this item is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Registrant or any of its affiliates. The information is presented as of May 14, 2020, and the Registrant does not assume any obligation to update such information in the future.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axos Financial, Inc.

Date:	May 14, 2020	By:	/s/ Andrew J. Micheletti
Andrew J. Micheletti
EVP and Chief Financial Officer